UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
f incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2008, Roger Davidson was appointed Vice President, Corporate Affairs and a member of the Board of Directors of Sentry Petroleum Ltd.

Mr. Davidson has continuously engaged in the practice of law since 1973 most recently as a member of the firm of Davidson & Shear, LLC. From 1999 until 2007 Mr. Davidson was a partner in the Business & Finance department of Ballard Spahr Andrews & Ingersoll, an AmLaw 100 national law firm.  His practice includes corporate finance and mergers and acquisitions with a special emphasis in energy and project finance. Mr. Davidson's principal areas of practice continue to be the representation of publicly traded companies dealing with their finance, corporate and regulatory matters.

There is no family relationship between Mr. Davidson and any other director or executive officer in Sentry Petroleum. Mr. Davidson does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such act.

Item 7.01 Regulation FD Disclosure.

On September 5, 2008 the Company issued a press release announcing the appointment of Vice President, Corporate Affairs and New Executive Director.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:
99.1 Press Release dated September 5, 2008: Esteemed U.S. Securities Attorney Joins Sentry Petroleum Board, Appointed Vice President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

DR. RAJ RAJESWARAN Dr. Raj Rajeswaran	President, Chief Executive Officer, and Director	September 5, 2008